Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Operating Results for Second Quarter 2015

ATLANTA, GA — July 30, 2015: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three and six months ended June 30, 2015.

Second Quarter 2015 Operating Summary (in thousands, except percentages and per share data):

	Three Months Ended June 30,
	2015	2014	% Change
Net revenue	$299,334	$328,247	(8.8)%
Adjusted EBITDA (1)	$80,815	$100,522	(19.6)%
Basic and diluted EPS	$0.05	$0.06

	Six Months Ended June 30,
	2015	2014	% Change
Net revenue	$570,413	$620,291	(8.0)%
Adjusted EBITDA (1)	$125,478	$159,268	(21.2)%
Basic EPS	$0.00	$0.03
Diluted EPS	$0.00	$0.02

Other Financial Information

	As of
	June 30, 2015	December 31, 2014	% Change
Cash and cash equivalents	$32,734	$7,271	350.2%

Term loans	$1,903,875	$1,903,875	—%
7.75% Senior Notes	610,000	610,000	—%
Total debt	$2,513,875	$2,513,875	—%

	Three Months Ended June 30,
	2015	2014
Capital expenditures	$4,765	$9,913

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition” and “Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure” included herein.

Results for Second Quarter 2015

Net Revenue

The following table presents our net revenue by category (dollars in thousands).

	Three Months Ended June 30,
	2015	2014	% Change
Revenue:
Broadcast advertising	$275,769	$300,984	(8.4)%
Digital advertising	10,426	12,946	(19.5)%
Political advertising	1,397	3,782	(63.1)%
License fees & other	11,742	10,535	11.5%
Net revenue	$299,334	$328,247	(8.8)%

The following table presents our broadcast advertising revenue by source (dollars in thousands).

	Three Months Ended June 30,
	2015	2014	% Change
Broadcast advertising:
Local	$169,817	$176,675	(3.9)%
National	26,418	29,617	(10.8)%
Network	79,534	94,692	(16.0)%
	$275,769	$300,984	(8.4)%

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 4:30 PM eastern time to discuss its second quarter 2015 operating results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access.

Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 11:30 PM eastern time, August 30, 2015. Domestic callers can access the replay by dialing 855-859-2056, replay code 80592239#. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business, or any acquisitions, from time to time, other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc. [NASDAQ: CMLS]
Cumulus Media Inc. (CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands in order to deliver premium choices for listeners, provide substantial reach for advertisers and create opportunities for shareholders. As the largest pure-play radio broadcaster in the United States, Cumulus provides exclusive content that is fully distributed through approximately 460 owned-and-operated stations in 90 U.S. media markets (including eight of the top 10), approximately 8,500 broadcast radio affiliates and numerous digital channels. Cumulus believes it is well-positioned in the widening digital audio space through a significant stake in the Rdio digital music service, featuring over 30 million songs on-demand in addition to custom playlists and exclusive curated channels. Cumulus is also the leading provider of country music and lifestyle content through its NASH brand, which serves country fans through radio programming, NASH magazine, concerts, licensed products and television/video. For more information, visit www.cumulus.com

For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenue	$299,334	$328,247	$570,413	$620,291
Operating expenses:
Content costs	91,019	101,802	191,826	210,295
Selling, general & administrative expenses	118,548	118,389	234,855	233,724
Depreciation and amortization	25,724	29,071	51,035	57,952
LMA fees	2,572	1,648	5,070	3,205
Corporate expenses (including stock-based compensation expense of $3,880, $4,154, $7,743, $8,245 respectively)	12,496	19,264	25,963	38,458
(Gain) loss on sale of assets or stations	(84)	(360)	735	(898)
Impairment charges - equity interest in Pulser Media Inc.	1,056	—	1,056	—
Total operating expenses	251,331	269,814	510,540	542,736
Operating income	48,003	58,433	59,873	77,555
Non-operating (expense) income:
Interest expense	(35,412)	(36,468)	(70,396)	(72,733)
Interest income	27	342	385	672
Other income, net	12,373	3,593	12,757	3,529
Total non-operating expense, net	(23,012)	(32,533)	(57,254)	(68,532)
Income before income taxes	24,991	25,900	2,619	9,023
Income tax expense	(12,692)	(10,763)	(2,335)	(3,155)
Net income	$12,299	$15,137	$284	$5,868
Basic and diluted income per common share:
Basic: Income per share	$0.05	$0.06	$0.00	$0.03
Diluted: Income per share	$0.05	$0.06	$0.00	$0.02
Weighted average basic common shares outstanding	233,278,660	224,456,934	233,202,282	220,104,481
Weighted average diluted common shares outstanding	233,486,283	229,069,397	233,452,205	226,180,298

Non-GAAP Financial Measure and Definition
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measure used in this release is Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of assets (if any), acquisition-related and restructuring costs (if any) and franchise and state taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our core operations, including the corporate resources employed to manage the operations, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit facility.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. Management excludes any gain or loss on the exchange or sale of any assets or stations as it does not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as it does not represent a cash transaction nor are they associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our core operations. Management excludes any impairment of assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of media companies. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014 (dollars in thousands):

	Three Months Ended June 30,
	2015	2014
Net income	$12,299	$15,137
Income tax expense	12,692	10,763
Non-operating expenses, including interest expense	23,012	32,533
LMA fees	2,572	1,648
Depreciation and amortization	25,724	29,071
Stock-based compensation expense	3,880	4,154
Gain on sale of assets or stations	(84)	(360)
Impairment charges - equity interest in Pulser Media Inc.	1,056	—
Acquisition-related and restructuring (benefit) costs	(603)	7,277
Franchise and state taxes	267	299
Adjusted EBITDA	$80,815	$100,522

	Six Months Ended June 30,
	2015	2014
Net income	$284	$5,868
Income tax expense	2,335	3,155
Non-operating expenses, including interest expense	57,259	68,532
LMA fees	5,070	3,205
Depreciation and amortization	51,035	57,952
Stock-based compensation expense	7,743	8,245
Loss (gain) on sale of assets or stations	735	(898)
Impairment charges - equity interest in Pulser Media Inc.	1,056	—
Acquisition-related and restructuring (benefit) costs	(603)	12,660
Franchise and state taxes	564	549
Adjusted EBITDA	$125,478	$159,268

The following table presents our net revenue by category for each quarter during the year ending December 31, 2014 (dollars in thousands).

	Q1	Q2	Q3	Q4	Year Ended December 31, 2014
Revenue:
Broadcast advertising	$270,027	$300,984	$287,454	$290,714	$1,149,179
Digital advertising	9,647	12,946	12,632	17,457	52,682
Political advertising	2,175	3,782	4,341	10,676	20,974
Licenses fees & other	10,195	10,535	9,458	10,400	40,588
Net revenue	$292,044	$328,247	$313,885	$329,247	$1,263,423

The following table presents our broadcast advertising revenue by source for each quarter during the year ending December 31, 2014 (dollars in thousands).

	Q1	Q2	Q3	Q4	Year Ended December 31, 2014
Broadcast advertising:
Local	$146,928	$176,675	$171,392	$171,434	$666,429
National	23,377	29,617	29,673	27,824	110,491
Network	99,722	94,692	86,389	91,456	372,259
	$270,027	$300,984	$287,454	$290,714	$1,149,179